U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 4, 2008
AMB PROPERTY CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	001-13545	94-3281941

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)
Pier 1, Bay 1, San Francisco, California 94111
(Address of principal executive offices) (Zip code)
415-394-9000
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On September 4, 2008, our subsidiary of which we are the general partner, AMB Property, L.P., entered into a $230 million secured term loan credit agreement. We are the guarantor of our subsidiary’s obligations under the credit agreement. The term loan facility is with The Bank of Nova Scotia, as administrative agent, ING Real Estate Finance (USA) LLC, as syndication agent, The Bank of Nova Scotia and ING Real Estate Finance (USA) LLC, as joint lead arrangers and joint bookrunners, TD Bank N.A. and US Bank, National Association, as documentation agents, and a syndicate of other banks. The term loan facility is secured by a pledge of the equity interests in certain of the direct or indirect subsidiaries of AMB Property, L.P., and certain of our indirect subsidiaries, which subsidiaries own, directly or indirectly, certain borrowing base properties located in the United States, Canada and Europe. The pledged subsidiaries and borrowing base properties may change from time to time during the term of the term loan facility so long as the aggregate amount of the loans outstanding at any time exceeds the lesser of (i) the then-current facility amount and (ii) an amount equal to the sum of (a) 50% of the net book value of the borrowing base properties consisting of eligible undeveloped land and (b) 75% of the net book value of all other borrowing base properties.
     The term loan facility matures on September 4, 2010 and may be extended at our subsidiary’s option for one year, subject to satisfaction of certain conditions and the payment of an extension fee equal to 0.25% of the outstanding commitments. At any time within 12 months of the date of the credit agreement, our subsidiary has the ability to increase available borrowings up to $300 million by adding additional banks to the facility or obtaining the agreement of existing banks to increase their commitments. The rate on the borrowings will generally be LIBOR plus a margin which is based on the current credit rating of our subsidiary’s long-term debt and is currently 130 basis points. The credit agreement contains affirmative covenants, including financial reporting requirements and maintenance of specified financial ratios by our subsidiary and other financial covenants, and negative covenants, including limitations on mergers or consolidations. The financial covenants include, among others, the ratios of total debt to total asset value, secured debt to total asset value and unencumbered net operating cash flow to unsecured debt service and a minimum consolidated tangible net worth amount. In addition, the term loan facility includes events (including, without limitation, a non-payment under the loan, a breach of warranties and representations in any material respect, non-compliance with covenants by AMB Property, L.P., cross-defaults to recourse indebtedness by us, AMB Property, L.P., our subsidiaries or certain affiliates, a change in the majority of our board of directors during any 12-month period or the acquisition by a person or group of more than 30% of our common stock), each of which, if not cured within the time period, if any, specified in the term loan facility would constitute an event of default. Upon the occurrence and continuance of such events of default, the lenders may elect to accelerate the outstanding principal and accrued and unpaid interest under the term loan facility. Further, outstanding principal and accrued and unpaid interest thereon automatically accelerate upon the occurrence of certain other events of default, including without limitation and as described more fully in the term loan facility, the commencement of any voluntary or involuntary proceeding seeking liquidation, reorganization or other relief with respect to the debts of us, AMB Property, L.P., or any pledging subsidiary under any bankruptcy, insolvency or other similar law, or if we, AMB Property, L.P., or any pledging subsidiary seek at any time to repudiate our obligations under the term loan facility or any related document.
The Bank of Nova Scotia and ING Real Estate Finance (USA) LLC are managing agents under our third amended and restated revolving credit agreement, dated as of June 1, 2006. The Bank of Nova Scotia is also a syndication agent under our fifth amended and restated revolving credit agreement, dated as of July 16, 2007. ING Real Estate Finance NV and certain of its entities are lenders and parties to our Euros Facility Agreement, dated as of December 8, 2006, as amended March 21, 2007. ING Real Estate Finance NV is also a facility agent under our guaranteed multicurrency revolving facility agreement, dated as of May 30, 2008. U.S. Bank, National Association and HSBC Bank USA, National Association are documentation agents under our term loan credit agreement, dated as of March 27, 2008. U.S. Bank, National Association is also the trustee under our indenture dated as of June 30, 1998, as supplemented.
This summary is not complete and is qualified by the provisions of the agreements. Copies of the credit agreement and the guaranty are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated into this current report by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
10.1	Credit Agreement, dated as of September 4, 2008, by and among AMB Property, L.P., as Borrower, the banks listed on the signature pages thereto, The Bank of Nova Scotia, as Administrative Agent, ING Real Estate Finance (USA) LLC, as Syndication Agent, The Bank of Nova Scotia and ING Real Estate Finance (USA) LLC, as Joint Lead Arrangers and Joint Bookrunners, and TD Bank N.A. and US Bank, National Association, as Documentation Agents.

10.2	Guaranty of Payment, dated as of September 4, 2008, by AMB Property Corporation, as Guarantor, for the benefit of The Bank of Nova Scotia, as Administrative Agent for the banks that are from time to time parties to that certain Credit Agreement, dated as of September 4, 2008, among AMB Property, L.P., as the Borrower, the banks listed on the signature pages thereto, the Administrative Agent, ING Real Estate Finance (USA) LLC, as Syndication Agent, The Bank of Nova Scotia and ING Real Estate Finance (USA) LLC, as Joint Lead Arrangers and Joint Bookrunners, and TD Bank N.A. and US Bank, National Association, as Documentation Agents.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMB Property Corporation (Registrant)
Date: September 4, 2008	By:	/s/ Thomas S. Olinger
Thomas S. Olinger
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

10.1	Credit Agreement, dated as of September 4, 2008, by and among AMB Property, L.P., as Borrower, the banks listed on the signature pages thereto, The Bank of Nova Scotia, as Administrative Agent, ING Real Estate Finance (USA) LLC, as Syndication Agent, The Bank of Nova Scotia and ING Real Estate Finance (USA) LLC, as Joint Lead Arrangers and Joint Bookrunners, and TD Bank N.A. and US Bank, National Association, as Documentation Agents.

10.2	Guaranty of Payment, dated as of September 4, 2008, by AMB Property Corporation, as Guarantor, for the benefit of The Bank of Nova Scotia, as Administrative Agent for the banks that are from time to time parties to that certain Credit Agreement, dated as of September 4, 2008, among AMB Property, L.P., as the Borrower, the banks listed on the signature pages thereto, the Administrative Agent, ING Real Estate Finance (USA) LLC, as Syndication Agent, The Bank of Nova Scotia and ING Real Estate Finance (USA) LLC, as Joint Lead Arrangers and Joint Bookrunners, and TD Bank N.A. and US Bank, National Association, as Documentation Agents.